Exhibit 23.4

                        CONSENT OF INDEPENDENT ACCOUNTANTS

               We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of SoftKey International Inc. of our report dated September 28, 1993, except as to Note 12 which is as of December 3, 1993, relating to the consolidated financial statements of Spinnaker Software Corpora-tion, appearing on page 32 of the Annual Report on Form 10-K for the fiscal year ended January 6, 1996.

                                          /s/ PRICE WATERHOUSE LLP
                                          ________________________
                                          PRICE WATERHOUSE LLP

               Boston, Massachusetts
               May  28,  1996